                                                                  YEAR ENDED JULY 31,
                                                          -------------------------------------
                                                             1997           1996        1995
                                                          -----------    ----------   ---------

Primary
     Average Shares outstanding                             1,583,859     1,035,186      43,463(1)
                                                          -----------    ----------   ---------

     Net income (loss)                                    $  (672,080)   $  293,552   $(522,044)
                                                          ===========    ==========   =========

     Per share - amount                                   $      (.42)   $      .28   $  (12.01)
                                                          ===========    ==========   =========

Fully diluted

     Average shares outstanding                             1,583,859     1,035,186      43,463(1)

     Assumed conversion of 4% Series A Preferred Stock             (2)      155,000          (2)

     Assumed conversion of $90 Series B Preferred Stock            (2)           48          (2)
                                                          -----------    ----------   ---------

Total                                                       1,583,859     1,190,234      43,463
                                                          ===========    ==========   =========

     Net income (loss)                                    $  (672,080)   $  293,552   $(522,044)
                                                          ===========    ==========   =========

     Per share-amount                                     $      (.42)   $      .28   $  (12.01)
                                                          ===========    ==========   =========

(1) After giving retroactive effect to 1-for-100 reverse stock split in August 1995.

(2) Coversion of the Series A and Series B Preferred Stock is not assumed in the computation of fully diluted per share net loss because its effect is anti-dilutive.